Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee
of Defined Asset Funds--Government Securities Income Fund, U.S. Treasury Series--7--Laddered Zero Coupons

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-28452 of our opinion dated February 21, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 29, 1996